Exhibit (d)(19)(F)

JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

AMENDMENT made as of this 25th day of March, 2011 to the Subadvisory Agreement dated April 28, 2006, as amended (the “Agreement”), between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC (formerly, MFC Global Investment Management (U.S.), LLC, a Delaware limited liability company (the “Subadviser”).  In consideration of the mutual covenants contained herein, the parties agree as follows:

1.                    CHANGE IN APPENDIX A

Appendix A of the Agreement relating to compensation of the Subadviser is amended to add the following funds:

a.  Fundamental Large Cap Value Fund

b.  Fundamental Large Cap Core Fund

c.  Fundamental All Cap Core Fund

d.  Optimized Value Fund

2.                    EFFECTIVE DATE

This Amendment shall become effective the later to occur of:  (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II and (ii) execution of the Amendment.

3.                     DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.                     OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT

SERVICES, LLC

By:/s/ Andrew Arnott

Name: Andrew Arnott

Title: Executive Vice President

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

By: /s/ Barry Evans

Name: Barry Evans

Title: President, Chief Investment Officer

2

APPENDIX A

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below.  The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

                                                                                        First                               Next                         Excess Over

Portfolio (Aggregate Net Assets)*                  $250 million                 $500 million                 $750 million

Emerging Markets Debt Fund.......................

Short Term Government Income Fund........

Active Bond....................................................

                                                        First $500 million                       Next $500 million                       Excess Over

                                                        of Aggregate                                of Aggregate                                $1 billion of

Portfolio                                        Net Assets*                                  Net Assets*                          Aggregate Net Assets*

Fundamental Large Cap

Value Fund

                                                First $500 million               Next $500 million           Next $500 million           Excess Over

                                                of Aggregate                        of Aggregate                    of Aggregate                    $1.5 billion

Portfolio                                Net Assets*                          Net Assets*                      Net Assets           *                   of Aggregate                                                                                                                                                                                    Net Assets*

Fundamental Large

Cap Core Fund

                                                                    First $2.5 billion                                             Excess Over $2.5 billion

Portfolio                                                    of Aggregate Net Assets                                of Aggregate Net Assets

Fundamental All Cap

Core Fund

                                                        First $500 million                       Next $500 million                       Excess Over

                                                        of Aggregate                                of Aggregate                                $1 billion of

Portfolio                                        Net Assets                                    Net Assets                            Aggregate Net Assets

Optimized Value Fund

                                                                                        First                        Excess Over

Portfolio (Aggregate Net Assets)*                  $500 million                 $500 million

Strategic Income Opportunities Fund.........

Portfolio	First $150 million of Aggregate Net Assets*	Between $150 million and $500 million of Aggregate Net Assets*	Between $500 million and $2.5 billion of Aggregate Net Assets*	Excess Over $2.5 billion of Aggregate Net Assets*
High Income Fund

Portfolio	All Asset Levels

Alternative Asset Allocation Fund

Core Fundamental Holdings Fund

Core Global Diversification Fund

Core Diversified Growth & Income Fund

Lifecycle 2010 Portfolio

Lifecycle 2015 Portfolio

Lifecycle 2020 Portfolio

Lifecycle 2025 Portfolio

Lifecycle 2030 Portfolio

Lifecycle 2035 Portfolio

Lifecycle 2040 Portfolio

Lifecycle 2045 Portfolio

Lifecycle 2050 Portfolio

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Retirement Distribution Portfolio

Retirement Rising Distribution Portfolio

Retirement 2010 Portfolio

Retirement 2015 Portfolio

Retirement 2020 Portfolio

Retirement 2025 Portfolio

Retirement 2030 Portfolio

Retirement 2035 Portfolio

Retirement 2040 Portfolio

Retirement 2045 Portfolio

Retirement 2050 Portfolio

*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust.  It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s).  For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)		Other Portfolio(s)

Active Bond Fund

Strategic Income Opportunities Fund

High Income Fund

Short Term Government Income Fund

Optimized Value Fund

Fundamental Large Cap Value Fund

Fundamental Large Cap Core Fund

Fundamental All Cap Core Fund

Alternative Asset Allocation Fund

Core Fundamental Holdings Fund

Core Global Diversification Fund

Core Diversified Growth & Income Fund

Emerging Markets Debt Fund

Lifecycle 2010 Portfolio

Lifecycle 2015 Portfolio

Lifecycle 2020 Portfolio

Lifecycle 2025 Portfolio

Lifecycle 2030 Portfolio

Lifecycle 2035 Portfolio

Lifecycle 2040 Portfolio

Lifecycle 2045 Portfolio

Lifecycle 2050 Portfolio

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Retirement Distribution Portfolio

Retirement Rising Distribution Portfolio

Retirement 2010 Portfolio

Retirement 2015 Portfolio

Retirement 2020 Portfolio

Retirement 2025 Portfolio

Retirement 2030 Portfolio

Retirement 2035 Portfolio

Retirement 2040 Portfolio

Retirement 2045 Portfolio

Retirement 2050 Portfolio

--

Active Bond Trust, a series of John Hancock Trust

Strategic Income Opportunities Trust, a series of John Hancock Trust

High Income Trust, a series of John Hancock Trust

Short Term Government Income Trust, a series of

John Hancock Trust

Optimized Value Trust, a series of John Hancock Trust

Not Applicable

Not Applicable

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”).  The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month.  The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio.  The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.